Exhibit 11.1


                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands Except Per Share Amounts)


                                                         Basic       Diluted(1)
                                                         -----       ----------
Year ended December 31, 1997

Weighted average shares outstanding....................  11,834
Effect of dilutive common stock equivalents(1).........      --          N/A
                                                         ------
Weighted average shares outstanding for EPS purposes...  11,834
Net loss...............................................$(36,959)
                                                         ------
Net loss per share (2).................................$  (3.12)
                                                         ======

(1) As of December 31, 1997, options to purchase 1,875,377 shares of common stock were outstanding.

As the Company had a net loss for the year ended December 31, 1997, the diluted earnings per share is not applicable.